UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2015

ARQULE, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Presidential Way Woburn, MA
(Address of principal executive offices)

01801
(Zip code)

(781) 994-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2015, ArQule, Inc. (the “Registrant”) and Beryllium Discovery Corp. entered into a Collaborative Research and Development Agreement.  Pursuant to the agreement, the parties will initially focus on the identification and preclinical development of inhibitors of PD-1 and PDL-1.  Each party will bear its own internal and outsourcing costs during pre-clinical development.  Following lead optimization of any potential drug candidates, the parties will decide whether to advance compounds into GLP/toxicology and clinical testing, initially on a shared cost basis.  The agreement also establishes that ArQule will be responsible for clinical development and commercialization of products that are not out-licensed.  Beryllium will have the right to participate financially throughout the program but will also have the option to opt out at certain times and receive a royalty.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

A copy of Registrant’s press release dated May 4, 2015 announcing the agreement is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 Text of press release dated May 4, 2015 announcing transaction reported herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC. (Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

May 7, 2015

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EXHIBIT INDEX

Exhibit 99.1 Text of press release dated May 4, 2015 announcing transaction reported herein.